Exhibit 99.1

VALSPAR REPORTS FIRST QUARTER RESULTS

Adjusted Earnings Per Share Rise 9.1 Percent on 10.2 Percent Sales Increase

Company Reaffirms FY 2008 Guidance

MINNEAPOLIS, Minn., February 11, 2008 – The Valspar Corporation (NYSE-VAL) today reported its results for the first-quarter ended January 25, 2008.

First-quarter sales totaled $765.1 million, a 10.2 percent increase from the first quarter of 2007. Net income for the first quarter was $24.0 million. Adjusted earnings per share was $0.24 for the quarter, which excludes a non-cash adjustment of $0.03 per share for Huarun minority interest shares. Reported earnings per share were $0.21. In 2007, first-quarter net income was $23.6 million, or $0.23 adjusted earnings per share, which included a $0.01 per share benefit for favorable tax adjustments and excluded a $0.05 per share non-cash adjustment for Huarun minority interest shares.

“Results for the quarter were in line with our expectations,” said William L. Mansfield, Valspar president and chief executive officer. “Our international operations, packaging and industrial coatings, and recently acquired businesses are performing well. In the United States, new business and operational discipline are offsetting the impact of a softening economy. We continue to expect Valspar’s fiscal 2008 adjusted earnings per share to be in the range of $1.65 to $1.75.”

The company also announced today that in December 2007 it acquired Aries Coil Coatings S.A. de C.V., located in Monterrey, Mexico. “Aries builds on Valspar’s growing international presence and extends our leading position in coil and packaging coatings in the Americas.” said Mansfield. Aries had 2007 sales of approximately $40 million. Valspar expects the acquisition to be slightly accretive to earnings in 2008. Terms of the transaction were not disclosed.

William L. Mansfield and Paul C. Reyelts, executive vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 1:30 p.m. Central Time February 11 through Midnight on February 29 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 909442.

Investor Contact: Lori A. Walker, (612) 375-7350

Media Contact: Mike Dougherty, (612) 375-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended January 25, 2008 and January 26, 2007

(Dollars in thousands, except per share amounts)	First Quarter (Unaudited)	First Quarter (Unaudited)
	2008	2007
Net Sales	$765,124	$694,523
Cost of Sales	554,659	495,439
Operating Expenses	155,484	147,865
Income From Operations	54,981	51,219
Interest Expense	15,683	14,691
Other (Income) Expense, Net	2,634	2,426
Income Before Income Taxes	36,664	34,102
Income Taxes	12,649	10,504
Net Income	$24,015	$23,598
Mandatorily Redeemable Stock Accrual (1)	(2,914)	(5,067)
Net Income Available to Common Shareholders	$21,101	$18,531
Average Number of Shares O/S-basic	100,093,680	101,761,769
Average Number of Shares O/S-diluted	100,940,574	103,544,940
Net Income per Common Share-basic	$0.21	$0.18
Net Income per Common Share-diluted	$0.21	$0.18

(1)	MANDATORILY REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.03 IN THE FIRST QUARTER OF 2008 AND $0.05 IN THE FIRST QUARTER OF 2007.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Mandatorily Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect on the results in the 2008 and 2007 periods of the non-cash accrual relating to the Huarun acquisition.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	First Quarter
	2008	2007
Net Income per Common Share - diluted	$0.21	$0.18
Mandatorily Redeemable Stock Accrual	$0.03	$0.05
Adjusted Net Income per Common Share - diluted	$0.24	$0.23

The following is a reconciliation of “Forecasted Net Income per Common Share - Diluted” to our “Full Year Guidance” for the period presented.

Full Year 2008
Forecasted Net Income per Common Share - diluted	$1.52 — $1.62
Mandatorily Redeemable Stock Accrual	$0.13
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.65 — $1.75

THE VALSPAR CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	January 25, 2008	October 26, 2007	January 26, 2007
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$84,131	$84,948	$90,924
Accounts Receivable, Net	513,425	537,890	438,184
Inventories	321,867	291,688	304,883
Other	129,891	115,116	120,927
Total Current Assets	1,049,314	1,029,642	954,918
Goodwill, Net	1,359,270	1,298,951	1,421,524
Other Assets, Net	614,249	609,292	437,131
Property, Plant & Equipment, Net	522,287	514,396	474,333
Total Assets	$3,545,120	$3,452,281	$3,287,906

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$302,801	$367,521	$757,520
Trade Accounts Payable	375,844	371,437	328,141
Income Taxes	—	19,316	31,501
Accrued Liabilities	244,968	270,873	226,726
Total Current Liabilities	923,613	1,029,147	1,343,888
Long Term Debt	801,695	648,988	267,053
Deferred Liabilities	396,010	356,007	367,226
Mandatorily Redeemable Stock	40,256	37,342	23,790
Stockholders’ Equity	1,383,546	1,380,797	1,285,949
Total Liabilities and Stockholders’ Equity	$3,545,120	$3,452,281	$3,287,906

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 1
	2008	2007
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.21	$0.18
Adjustments Per Share, net of tax:
Favorable (Unfavorable) tax adjustments	$—	$0.01
Mandatorily redeemable stock accrual	$0.03	$0.05

	Quarter 1
II. Segment Data	2008	2007
Sales
Paint	$228.7	$219.7
Coatings	$471.4	$412.3
All Other less intersegment sales	$65.0	$62.5
Total	$765.1	$694.5

Earnings Before Interest and Taxes (EBIT) *
Paint	$18.3	$19.6
Coatings	$39.3	$34.6
All Other	$(5.3)	$(5.4)
Total	$52.3	$48.8

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2008 presentation.